UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2006

XOMA Ltd.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2006, XOMA Ltd. (the “Company”) entered into an indenture (the “Indenture”) with Wells Fargo, National Association, as trustee relating to the previously-announced issuance by the Company of $72,000,000 aggregate principal amount of its 6.50% Convertible SNAPsSM due 2012 (the “New Notes”) in connection with the Company’s offer to exchange up to $60,000,000 aggregate principal amount of New Notes for all of its previously-outstanding 6.50% Convertible Senior Notes due 2012 and its offering of $12,000,000 aggregate principal amount of New Notes to the public for cash.

Copies of the Company’s press release dated February 9, 2006 and the Indenture are attached hereto as Exhibits 1 and 2 and are incorporated herein by reference.

Item 9.01. Exhibits.

1.	Press Release dated February 9, 2006.

2.	Indenture dated as of February 10, 2006, between XOMA Ltd. and Wells Fargo, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006	XOMA LTD.

	By:	/s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
1.	Press Release dated February 9, 2006.

2.	Indenture dated as of February 10, 2006, between XOMA Ltd. and Wells Fargo, National Association, as trustee.